Exhibit 99.1

February 27, 2017	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners Announces Higher
Fourth-quarter and Full-year 2016 Financial Results

TULSA, Okla. - Feb. 27, 2017 - ONEOK Partners, L.P. (NYSE: OKS) today announced fourth-quarter and full-year 2016 financial results.

SUMMARY

•
Full-year 2016 net income attributable to ONEOK Partners and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased 81 and 18 percent, respectively, compared with 2015;

•	Full-year 2016 distribution coverage ratio was 1.09;

•	The natural gas gathering and processing segment’s average fee rate increased to 76 cents in 2016, compared with 44 cents in 2015; and

•	Full-year 2016 natural gas volumes processed increased 12 percent and natural gas liquids (NGL) volumes fractionated increased 6 percent, compared with 2015.

FOURTH-QUARTER AND FULL-YEAR 2016 FINANCIAL HIGHLIGHTS

	Three Months Ended		Years Ended
	December 31,		December 31,
ONEOK Partners	2016	2015	2016	2015
	(Millions of dollars, except per unit and coverage ratio amounts)
Net income attributable to ONEOK Partners (a)	$277.5	$7.2	$1,066.8	$589.5
Net income (loss) per limited partner unit (a)	$0.60	$(0.33)	$2.25	$0.73
Adjusted EBITDA (b)	$470.5	$450.2	$1,840.3	$1,565.5
DCF (b)	$339.5	$339.8	$1,412.9	$1,136.7
Cash distribution coverage ratio (b)	1.03	1.03	1.09	0.86
(a) Amounts include noncash impairment charges of $264.3 million, or 91 cents per unit, in the fourth quarter 2015.
(b) Adjusted EBITDA; distributable cash flow (DCF); and cash distribution coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.

“ONEOK Partners reported strong 2016 financial performance as adjusted EBITDA increased nearly 18 percent compared with 2015, driven by higher fee-based earnings in all three business segments,” said Terry K. Spencer, president and chief executive officer of ONEOK and ONEOK Partners. “The partnership’s full-year distribution coverage of 1.09 times improved substantially compared with 2015.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

“The natural gas gathering and processing segment’s 2016 adjusted EBITDA increased 40 percent compared with 2015, driven by higher average fee rates from contract restructuring efforts primarily completed in 2015 and benefiting 2016 earnings,” Spencer continued. “The natural gas liquids and natural gas pipelines segments also reported higher full-year 2016 results, largely from increased fee-based exchange and transportation services, respectively. Higher natural gas volumes processed and higher natural gas liquids (NGL) volumes fractioned also helped increase full-year 2016 earnings.
“We experienced lower than expected natural gas and NGL volumes in the fourth quarter, due primarily to increased ethane rejection and severe winter weather in the Williston Basin and Mid-Continent in December, impacting 2016 results by an estimated $15 million,” he continued. “However, despite weather impacts, natural gas volumes processed continued to increase in the fourth quarter, compared with the third quarter 2016. While heavy snowfall and severe weather in the Williston Basin impacted our operations early in the first quarter of 2017, February volumes have rebounded significantly.
“The recently announced transaction with ONEOK, which we expect to close in the second quarter of 2017, positions our businesses for continued growth,” Spencer added. “As a company with access to a more liquid equity market, ONEOK will be better able to fund its future capital needs over the long term as we continue expanding our footprint in the active basins we serve and continue growing as one of North America’s largest midstream service providers.”

FOURTH-QUARTER AND FULL-YEAR 2016 FINANCIAL PERFORMANCE

ONEOK Partners’ integrated asset footprint across multiple NGL-rich shale plays continues to drive growth across all three business segments. Producer activity continued to increase during the fourth quarter 2016, specifically in the STACK and SCOOP plays in Oklahoma and in the Williston and Permian basins, where ONEOK Partners has a strong natural gas and NGL asset position.

Fourth-quarter and full-year 2016 operating income increased 39 and 32 percent, respectively, compared with the same periods in 2015, benefiting from higher NGL and natural gas volumes from completed capital-growth projects, new natural gas processing plant connections to the partnership’s natural gas liquids system and higher average fee rates in the natural gas gathering and processing segment.

All three business segments reported higher full-year 2016 adjusted EBITDA, compared with 2015, primarily from increased fee-based services across the partnership’s footprint.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

	Three Months Ended		Years Ended
	December 31,		December 31,
ONEOK Partners	2016	2015	2016	2015
	(Millions of dollars)
Operating income	$335.9	$241.9	$1,316.1	$998.1
Operating costs	$198.1	$185.3	$727.6	$692.1
Depreciation and amortization	$98.5	$92.6	$388.6	$352.2
Impairment of long-lived assets	$—	$(83.7)	$—	$(83.7)
Equity in net earnings from investments	$39.2	$32.1	$139.7	$125.3
Impairment of equity investments	$—	$(180.6)	$—	$(180.6)
Adjusted EBITDA	$470.5	$450.2	$1,840.3	$1,565.5
Capital expenditures	$132.3	$257.2	$621.7	$1,186.1

Higher fourth-quarter and full-year 2016 results primarily benefited from:

•	Higher average fee rates resulting from contract restructuring in the natural gas gathering and processing segment;

•
Higher NGL fee-based exchange-services revenues, primarily from recently connected natural gas processing plants in the Williston Basin and increased Mid-Continent volumes gathered in the STACK and SCOOP plays, offset partially by lower volumes due to the impact of severe weather and increased ethane rejection in December 2016, and lower rates on the West Texas LPG system;

•	Natural gas volume growth in the Williston Basin; and

•	Higher firm demand charge transportation revenues in the natural gas pipelines segment.

Operating costs increased in the three-month and full-year 2016 periods, compared with the same periods in 2015, due primarily to higher labor costs associated with the growth of the partnership’s operations and higher employee-related costs associated with incentive and medical benefit plans.

Capital expenditures decreased in the three-month and full-year 2016 periods, compared with the same periods in 2015, due to projects placed in service and proactive spending reductions to align with customer needs.

EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the fourth-quarter and full-year 2016 conference call is accessible on ONEOK Partners’ website, www.oneokpartners.com, or by selecting the links below.

> View earnings presentation

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

> View earnings tables

ONEOK PARTNERS HIGHLIGHTS:

•
Announcing on Feb. 1, 2017, an agreement under which ONEOK will acquire the outstanding common units of ONEOK Partners it does not already own for $9.3 billion in ONEOK common stock, representing a 22.4 percent premium to the ONEOK Partners closing price on Jan. 27, 2017;

•	Reporting full-year 2016 net income attributable to ONEOK Partners and adjusted EBITDA increases of 81 and 18 percent, respectively, compared with 2015;

•	Reporting fourth-quarter and year-end 2016 distribution coverage ratios of 1.03 times and 1.09 times, respectively;

•	Announcing an expansion project on the ONEOK Gas Transmission Pipeline in Oklahoma’s STACK play with a firm commitment secured for 100 million cubic feet per day (MMcf/d) of additional capacity;

•	Continuing to reduce leverage and achieving a GAAP debt-to EBITDA ratio of 4.2 times as of Dec. 31, 2016; and

•	Declaring in January 2017 a fourth-quarter 2016 distribution of 79 cents per unit, or $3.16 per unit on an annualized basis.

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 18 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment’s full-year 2016 adjusted EBITDA increased 11 percent compared with 2015, benefiting from new natural gas processing plant connections and increased ethane recovery. The segment connected six new natural gas processing plants to its system during the year, including the partnership’s Bear Creek plant in the Williston Basin and five third-party connections - two each in the Williston Basin and Mid-Continent and one in the Permian Basin. Growing producer activity in these basins continues to increase the need for NGL takeaway options, particularly in the Permian Basin and in the STACK play in Oklahoma where the partnership is well-positioned as the primary NGL transportation provider.

Full-year 2016 NGLs fractionated increased 6 percent, compared with 2015 due to increased volumes from new plant connections, increased ethane recovery and increased Mid-Continent volumes gathered in the STACK and SCOOP areas. Fourth-quarter 2016 NGLs fractionated remained relatively unchanged compared with the fourth quarter 2015. NGLs transported on gathering lines decreased 7 percent in the fourth quarter 2016 compared with the fourth quarter 2015 and full-year 2016 volumes gathered remained essentially unchanged compared with 2015 due to decreased volumes on the West Texas LPG pipeline system and

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

decreased Mid-Continent volumes gathered from the Barnett Shale due to lower short-term contracted volumes and the impact of severe weather on gathered volumes.

	Three Months Ended		Years Ended
	December 31,		December 31,
Natural Gas Liquids Segment	2016	2015	2016	2015
	(Millions of dollars)
Adjusted EBITDA	$253.6	$279.3	$1,079.6	$972.3
Capital expenditures	$20.4	$40.7	$105.9	$226.1

The decrease in fourth-quarter 2016 adjusted EBITDA, compared with the fourth quarter 2015, primarily reflects:

•
A $13.2 million decrease in exchange services due to lower short-term contracted volumes in the Mid-Continent, lower volumes and rates on the West Texas LPG pipeline system, lower volumes in the Barnett Shale and Granite Wash regions, lower revenues from minimum volume obligations, and the impact of severe weather and increased ethane rejection in December 2016; offset partially by higher Williston Basin volumes from recently connected natural gas processing plants;

•	A $13.2 million decrease in optimization and marketing activities due primarily to narrower marketing product price differentials in 2016; and

•
A $10.5 million increase in operating costs due primarily to higher employee-related costs associated with incentive and medical benefit plans, and higher materials and outside services expenses; offset partially by

•	A $4.4 million increase from higher isomerization volumes; and

•	A $2.7 million increase due to the impact of operational measurement gains in 2016 and operational measurement losses in 2015.

The increase in adjusted EBITDA for the full-year 2016, compared with 2015, primarily reflects:

•
A $90.0 million increase in exchange services due to increased exchange service volumes from recently connected natural gas processing plants primarily in the Williston Basin, increased Mid-Continent volumes gathered in the STACK and SCOOP areas and increased ethane recovery primarily in the Williston Basin to maintain downstream NGL product specifications; offset partially by lower volumes and rates on the West Texas LPG pipeline system and the impact of weather across the partnership’s system in December 2016;

•	A $15.8 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline;

•	A $13.8 million increase in transportation and storage services due to higher storage and terminaling revenue in the Gulf Coast and revenues from minimum volume obligations

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

on the North System Pipeline;

•	An $8.4 million increase from higher isomerization volumes; and

•	A $4.3 million increase due to the impact of operational measurement gains in 2016 and operational measurement losses in 2015; offset partially by

•	A $13.8 million decrease from decreased marketing activities due primarily to narrower product price differentials, offset partially by higher optimization volumes; and

•	A $13.1 million increase in operating costs due primarily to higher employee-related costs associated with incentive and medical benefit plans.

Capital expenditures decreased for the three-month and full-year 2016 periods, compared with the same periods in 2015, due primarily to projects placed in service and proactive spending reductions to align with customer needs.

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment’s fourth-quarter and full-year 2016 adjusted EBITDA increased 30 and 40 percent, respectively, compared with the same periods in 2015. The segment’s strong financial results were driven by higher average fee rates from contract restructuring efforts and continued volume growth in the Rocky Mountain region from recently completed capital-growth projects.

The segment’s average fee rate for the fourth quarter 2016 was 84 cents, compared with 55 cents in the fourth quarter 2015. The full-year 2016 fee rate averaged 76 cents, compared with 44 cents in 2015.

Fourth-quarter and full-year 2016 natural gas volumes processed increased 2 and 12 percent, respectively, compared with the same periods in 2015, primarily due to recently completed capital-growth projects in the Rocky Mountain region. Volume growth was offset partially by natural production declines in the Mid-Continent and the impact of weather in the Williston Basin in December 2016.

	Three Months Ended		Years Ended
	December 31,		December 31,
Natural Gas Gathering and Processing Segment	2016	2015	2016	2015
	(Millions of dollars)
Adjusted EBITDA	$126.6	$97.3	$446.8	$318.6
Capital expenditures	$84.7	$195.3	$410.5	$887.9

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

Fourth-quarter 2016 adjusted EBITDA increased, compared with the fourth quarter 2015, which primarily reflects:

•
A $37.8 million increase due primarily to restructured contracts resulting in higher average fee rates, offset partially by a lower percentage of proceeds (POP) retained from the sale of commodities under POP with fee contracts; and

•	An $8.0 million increase due to contract settlements; offset partially by

•	An $11.7 million decrease due to lower net realized NGL and natural gas prices.

The increase in adjusted EBITDA for the full-year 2016, compared with 2015, primarily reflects:

•
A $144.3 million increase due primarily to restructured contracts resulting in higher average fee rates, offset partially by a lower percentage of proceeds retained from the sale of commodities under POP with fee contracts;

•
A $92.2 million increase due primarily to natural gas volume growth in the Rocky Mountain region, offset partially by volume declines in the Mid-Continent and the impact of weather in the Williston Basin in December 2016; and

•	An $8.0 million increase due to contract settlements; offset partially by

•	A $91.9 million decrease due primarily to lower net realized NGL and natural gas prices;

•
A $13.2 million increase in operating costs due primarily to the growth of the partnership’s operations resulting from completed capital-growth projects and higher employee-related costs associated with incentive and medical benefit plans;

•	A $7.2 million decrease in equity in net earnings from investments primarily in the coal-bed methane area of the Powder River Basin; and

•	A $4.0 million decrease due primarily to increased ethane recovery to maintain downstream NGL product specifications.

Capital expenditures decreased for the three-month and full-year 2016 periods, compared with the same periods in 2015, due to projects placed in service and proactive spending reductions to align with customer needs in 2016.

The following table contains equity-volume information for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
Equity-Volume Information (a)	2016	2015	2016	2015
NGL sales - including ethane (MBbl/d)	12.5	20.5	14.6	20.9
Condensate sales (MBbl/d)	2.4	2.4	2.4	2.8
Residue natural gas sales (BBtu/d)	76.1	120.3	80.0	136.2
(a) - Includes volumes for consolidated entities only.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

The natural gas gathering and processing segment has restructured a portion of its percent-of-proceeds with fee contracts to include significantly higher fees, which reduced its 2016 equity volumes and the related commodity price exposure compared with 2015.

Natural Gas Pipelines Segment

The natural gas pipelines segment’s fourth-quarter and full-year 2016 adjusted EBITDA increased 22 and 14 percent, respectively, compared with the same periods in 2015. The segment continues to benefit from higher fee-based earnings driven by increased firm demand charge contracted capacity and capital-growth projects placed in service.

The segment recently announced an expansion of the ONEOK Gas Transmission Pipeline which consists of adding compressor facilities to allow for additional takeaway out of the STACK play in Oklahoma. The partnership has secured a firm commitment for 100 MMcf/d of capacity on the pipeline with the potential for additional producer commitments. The expansion is expected to be complete in the second quarter 2018.

	Three Months Ended		Years Ended
	December 31,		December 31,
Natural Gas Pipelines Segment	2016	2015	2016	2015
	(Millions of dollars)
Adjusted EBITDA	$89.9	$73.9	$313.1	$275.0
Capital expenditures	$24.6	$18.3	$96.3	$58.2

Fourth-quarter 2016 adjusted EBITDA increased, compared with the fourth quarter 2015, which primarily reflects:

•	An $11.4 million increase from higher transportation services due primarily to increased firm demand charge capacity contracted;

•	A $7.0 million increase from higher net retained fuel due primarily to higher throughput and the associated natural gas volumes retained and higher equity natural gas sales; and

•	A $6.6 million increase in equity in net earnings from investments due primarily to higher firm transportation on the Northern Border and Roadrunner Gas Transmission pipelines; offset partially by

•	A $4.0 million increase in operating costs due primarily to higher employee related costs associated with incentive and medical benefit plans.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

The increase in adjusted EBITDA for the full-year 2016, compared with 2015, primarily reflects:

•	A $28.5 million increase from higher transportation services due primarily to increased firm demand charge capacity contracted;

•	A $9.3 million increase from higher net retained fuel due to higher throughput and higher equity natural gas sales related to transportation and storage services;

•	A $6.6 million increase due to higher natural gas storage services as a result of increased storage rates and the increased sales of excess natural gas in storage; and

•
A $5.7 million increase in equity in net earnings from investments due primarily to higher firm transportation revenues on the Northern Border and Roadrunner Gas Transmission pipelines; offset partially by

•	A $9.9 million increase in operating costs due primarily to increased employee-related costs associated with incentive and medical benefit plans and higher property taxes.

Capital expenditures increased in the three-month and full-year 2016 periods, compared with the same periods in 2015, due primarily to pipeline expansion projects.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK Partners and ONEOK executive management will conduct a joint conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 28, 2017. The call also will be carried live on ONEOK Partners’ and ONEOK’s websites.

To participate in the telephone conference call, dial 888-297-0339, pass code 8270677, or log on to www.oneokpartners.com or www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK Partners’ website, www.oneokpartners.com, and ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 8270677.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://ir.oneokpartners.com/~/media/Files/O/OneOK-Partners-IR/financial-reports/2016/q4-2016-earnings-press-release.pdf

Presentation:
http://ir.oneokpartners.com/~/media/Files/O/OneOK-Partners-IR/events-presentation/q4-2016-earnings-presentation.pdf

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Partners has disclosed in this news release adjusted EBITDA, DCF, distributable cash flow to limited partners per limited partner unit and cash distribution coverage ratio, which are non-GAAP financial metrics, used to measure the partnership’s financial performance and are defined as follows:

•
Adjusted EBITDA is defined as net income adjusted for interest expense, net of capitalized interest, depreciation and amortization, impairment charges, income taxes and allowance for equity funds used during construction and certain other noncash items;

•
DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received and certain other items;

•
Distributable cash flow to limited partners per limited partner unit is computed as DCF less distributions declared to the general partner in the period, divided by the weighted-average number of units outstanding in the period; and

•	Cash distribution coverage ratio is defined as distributable cash flow to limited partners per limited partner unit divided by the distribution declared per limited partner unit for the period.

The partnership believes the non-GAAP financial measures described above are useful to investors because they are used by many companies in its industry to measure financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

Adjusted EBITDA, DCF, distributable cash flow to limited partners and cash distribution coverage ratio per limited partner unit should not be considered alternatives to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed in a given period, nor do they equate to available cash as defined in the partnership agreement. Reconciliations of adjusted EBITDA, distributable cash flow and cash distribution coverage ratio to net income are included in the tables.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 41.2 percent of the overall partnership interest, as of Dec. 31, 2016.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes," "expects", "intends", "plans", "projects", "will", "would", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect ONEOK's and ONEOK Partners’ current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction involving ONEOK and ONEOK Partners, including future financial and operating results, ONEOK’s and ONEOK Partners’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following:

•	the ability to obtain the requisite ONEOK stockholder and ONEOK Partners unitholder approvals relating to the proposed transaction;

•
the risk that ONEOK or ONEOK Partners may be unable to obtain governmental and regulatory approvals required for the proposed transaction, if any, or required governmental and regulatory approvals, if any, may delay the proposed transaction or result in the imposition of conditions that could cause the parties to abandon the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the timing to consummate the proposed transaction;

•	the risk that cost savings, tax benefits and any other synergies from the transaction may not be fully realized or may take longer to realize than expected;

•	disruption from the transaction may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the possible diversion of management time on merger-related issues;

•	the impact and outcome of pending and future litigation, including litigation, if any, relating to the proposed transaction;

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•	conflicts of interest between ONEOK and ONEOK Partners;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

•	future demand for and prices of natural gas, NGLs and crude oil;

•	competitive conditions in the overall energy market;

•	availability of supplies of Canadian and United States natural gas and crude oil; and

•	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers' or shippers' facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•
the ability of management to execute its plans to meet its goals and other risks inherent in our businesses that are discussed in ONEOK's and ONEOK Partners’ most recent annual reports on Form 10-K, respectively, and in other ONEOK and ONEOK Partners reports on file with the Securities and Exchange Commission (the "SEC").

These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither ONEOK nor ONEOK Partners undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK and ONEOK Partners on file with the SEC. ONEOK's and ONEOK Partners’ SEC filings are available publicly on the SEC's website at www.sec.gov.

Additional Information And Where To Find It

This communication is not a solicitation of any vote, approval, or proxy from any ONEOK stockholder or ONEOK Partners unitholder. In connection with the proposed transaction, ONEOK will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4, which will include a prospectus of ONEOK and a joint proxy statement of ONEOK and ONEOK Partners. Each of ONEOK and ONEOK Partners may also file other documents with the SEC regarding the proposed transaction. ONEOK and ONEOK Partners will each mail the joint proxy statement/prospectus to their respective stockholders and unitholders. This document is not a substitute for any prospectus, proxy statement or any other document which ONEOK or ONEOK Partners may file with the SEC in connection with the proposed transaction. ONEOK and ONEOK Partners urge investors and their respective stockholders and unitholders to read the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction (when they become available), free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from ONEOK's website (www.oneok.com) under the tab "Investors" and then under the heading "SEC Filings." You may also obtain these

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

documents, free of charge, from ONEOK Partners’ website (www.oneokpartners.com) under the tab "Investors" and then under the heading "SEC Filings."

Participants In The Solicitation

ONEOK, ONEOK Partners and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ONEOK stockholders and ONEOK Partners unitholders in favor of the proposed transaction and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of ONEOK stockholders and ONEOK Partners unitholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about ONEOK's executive officers and directors in its definitive proxy statement filed with the SEC on April 5, 2016. You can find information about ONEOK Partners’ executive officers and directors in its annual report on Form 10-K filed with the SEC on February 23, 2016. Additional information about ONEOK's executive officers and directors and ONEOK Partners’ executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from ONEOK and ONEOK Partners using the contact information above.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2016	2015	2016	2015
	(Thousands of dollars, except per unit amounts)
Revenues
Commodity sales	$2,101,150	$1,456,023	$6,858,456	$6,098,343
Services	552,379	474,361	2,060,003	1,662,725
Total revenues	2,653,529	1,930,384	8,918,459	7,761,068
Cost of sales and fuel (exclusive of items shown separately below)	2,021,470	1,333,286	6,496,124	5,641,052
Operations and maintenance	173,904	164,938	639,532	609,123
Depreciation and amortization	98,524	92,633	388,569	352,196
Impairment of long-lived assets	—	83,673	—	83,673
General taxes	24,137	20,376	88,026	83,053
Gain on sale of assets	(440)	(6,435)	(9,916)	(6,108)
Operating income	335,934	241,913	1,316,124	998,079
Equity in net earnings from investments	39,249	32,095	139,690	125,300
Impairment of equity investments	—	(180,583)	—	(180,583)
Allowance for equity funds used during construction	1	461	209	2,179
Other income	83	20	1,324	126
Other expense	(2,393)	(233)	(4,394)	(4,174)
Interest expense (net of capitalized interest of $1,326, $10,564, $10,591 and $36,572, respectively)	(88,450)	(85,044)	(366,789)	(338,911)
Income before income taxes	284,424	8,629	1,086,164	602,016
Income tax (expense) benefit	(5,821)	936	(13,900)	(4,144)
Net income	278,603	9,565	1,072,264	597,872
Less: Net income attributable to noncontrolling interests	1,129	2,348	5,497	8,330
Net income attributable to ONEOK Partners, L.P.	$277,474	$7,217	$1,066,767	$589,542
Limited partners’ interest in net income:
Net income attributable to ONEOK Partners, L.P.	$277,474	$7,217	$1,066,767	$589,542
General partner’s interest in net income	(106,087)	(100,682)	(423,487)	(394,550)
Limited partners’ interest in net income	$171,387	$(93,465)	$643,280	$194,992
Limited partners’ net income per unit, basic and diluted	$0.60	$(0.33)	$2.25	$0.73
Number of units used in computation (thousands)	285,826	285,826	285,826	267,281

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,
(Unaudited)	2016	2015
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$406	$5,079
Accounts receivable, net	872,310	593,448
Affiliate receivables	984	7,969
Natural gas and natural gas liquids in storage	140,034	128,084
Commodity imbalances	60,896	38,681
Materials and supplies	60,912	76,696
Other current assets	38,703	33,207
Total current assets	1,174,245	883,164
Property, plant and equipment
Property, plant and equipment	14,854,696	14,307,546
Accumulated depreciation and amortization	2,392,004	2,050,755
Net property, plant and equipment	12,462,692	12,256,791
Investments and other assets
Investments in unconsolidated affiliates	958,807	948,221
Goodwill and intangible assets	812,977	824,877
Other assets	60,626	14,533
Total investments and other assets	1,832,410	1,787,631
Total assets	$15,469,347	$14,927,586
Liabilities and equity
Current liabilities
Current maturities of long-term debt	$407,650	$107,650
Short-term borrowings	1,110,277	546,340
Accounts payable	862,436	605,431
Affiliate payables	68,233	27,137
Commodity imbalances	142,646	74,460
Accrued interest	87,130	102,615
Other current liabilities	146,004	116,667
Total current liabilities	2,824,376	1,580,300
Long-term debt, excluding current maturities	6,291,307	6,695,312
Deferred credits and other liabilities	175,844	154,631
Commitments and contingencies
Equity
ONEOK Partners, L.P. partners’ equity:
General partner	226,039	231,344
Common units: 212,837,980 units issued and outstanding at December 31, 2016, and December 31, 2015	4,821,397	5,014,952
Class B units: 72,988,252 units issued and outstanding at December 31, 2016, and December 31, 2015	1,133,828	1,200,204
Accumulated other comprehensive loss	(161,526)	(113,282)
Total ONEOK Partners, L.P. partners’ equity	6,019,738	6,333,218
Noncontrolling interests in consolidated subsidiaries	158,082	164,125
Total equity	6,177,820	6,497,343
Total liabilities and equity	$15,469,347	$14,927,586

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended
	December 31,
(Unaudited)	2016	2015
	(Thousands of dollars)
Operating activities
Net income	$1,072,264	$597,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	388,569	352,196
Impairment charges	—	264,256
Equity in net earnings from investments	(139,690)	(125,300)
Distributions received from unconsolidated affiliates	144,673	122,003
Deferred income taxes	12,070	4,765
Allowance for equity funds used during construction	(209)	(2,179)
Gain on sale of assets	(9,916)	(6,108)
Changes in assets and liabilities:
Accounts receivable	(285,992)	147,767
Affiliate receivables	6,985	584
Natural gas and natural gas liquids in storage	(11,950)	6,050
Accounts payable	285,888	(199,895)
Affiliate payables	41,096	(8,969)
Commodity imbalances, net	45,971	(4,083)
Accrued interest	(15,485)	10,625
Risk-management assets and liabilities	(81,647)	(34,275)
Other assets and liabilities, net	34,150	(53,329)
Cash provided by operating activities	1,486,777	1,071,980
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(621,722)	(1,186,123)
Contributions to unconsolidated affiliates	(68,275)	(27,540)
Distributions received from unconsolidated affiliates in excess of cumulative earnings	52,044	33,915
Proceeds from sale of assets	25,359	3,825
Other	—	(12,607)
Cash used in investing activities	(612,594)	(1,188,530)
Financing activities
Cash distributions:
General and limited partners	(1,332,003)	(1,230,475)
Noncontrolling interests	(7,500)	(11,690)
Borrowing (repayment) of short-term borrowings, net	563,937	(508,956)
Issuance of long-term debt, net of discounts	1,000,000	798,896
Debt financing costs	(2,770)	(7,676)
Repayment of long-term debt	(1,107,650)	(7,650)
Issuance of common units, net of issuance costs	—	1,025,660
Contribution from general partner	—	20,990
Other	7,130	—
Cash provided by (used in) financing activities	(878,856)	79,099
Change in cash and cash equivalents	(4,673)	(37,451)
Cash and cash equivalents at beginning of period	5,079	42,530
Cash and cash equivalents at end of period	$406	$5,079
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	361,635	307,036
Cash paid for income taxes	$789	$3,483

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

ONEOK Partners, L.P. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2016	2015	2016	2015
	(Millions of dollars, except as noted)
Natural Gas Liquids
Operating costs	$90.9	$80.4	$327.6	$314.5
Depreciation and amortization	$41.1	$40.7	$163.3	$158.7
Equity in net earnings from investments	$13.3	$11.1	$54.5	$38.7
Adjusted EBITDA	$253.6	$279.3	$1,079.6	$972.3
NGLs transported-gathering lines (MBbl/d) (a)	744	798	770	769
NGLs fractionated (MBbl/d) (b)	579	587	586	552
NGLs transported-distribution lines (MBbl/d) (a)	520	449	508	428
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.02	$0.02	$0.03	$0.02
Capital expenditures	$20.4	$40.7	$105.9	$226.1
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Gathering and Processing
Operating costs	$77.2	$78.5	$285.6	$272.4
Depreciation and amortization	$45.2	$41.0	$178.5	$150.0
Equity in net earnings from investments	$2.7	$4.4	$10.7	$17.9
Adjusted EBITDA	$126.6	$97.3	$446.8	$318.6
Natural gas gathered (BBtu/d) (a)	1,995	2,094	2,034	1,932
Natural gas processed (BBtu/d) (a) (b)	1,869	1,828	1,882	1,687
NGL sales (MBbl/d) (a)	156	148	156	129
Residue natural gas sales (BBtu/d) (a)	829	927	865	853
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.25	$0.32	$0.23	$0.34
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$42.60	$46.88	$38.31	$37.81
Realized residue natural gas net sales price ($/MMBtu) (a) (c) (e)	$2.95	$3.74	$2.80	$3.64
Average fee rate ($/MMBtu) (a)	$0.84	$0.55	$0.76	$0.44
Capital expenditures	$84.7	$195.3	$410.5	$887.9
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on our equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

Natural Gas Pipelines
Operating costs	$30.5	$26.7	$115.6	$105.7
Depreciation and amortization	$12.1	$11.0	$46.7	$43.5
Equity in net earnings from investments	$23.2	$16.6	$74.4	$68.7
Adjusted EBITDA	$89.9	$73.9	$313.1	$275.0
Natural gas transportation capacity contracted (MDth/d) (a)	6,659	5,938	6,345	5,840
Transportation capacity contracted (a)	97%	93%	92%	92%
Capital expenditures	$24.6	$18.3	$96.3	$58.2
(a) - Includes volumes for consolidated entities only.

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ONEOK Partners Announces Higher Fourth-quarter and
Full-year 2016 Financial Results

Feb. 27, 2017

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2016	2015	2016	2015
	(Thousands of dollars, except per unit amounts)
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow
Net income	$278,603	$9,565	$1,072,264	$597,872
Interest expense, net of capitalized interest	88,450	85,044	366,789	338,911
Depreciation and amortization	98,524	92,633	388,569	352,196
Impairment charges	—	264,256	—	264,256
Income tax (benefit) expense	5,821	(936)	13,900	4,144
Allowance for equity funds used during construction and other	(879)	(314)	(1,254)	8,126
Adjusted EBITDA	470,519	450,248	1,840,268	1,565,505
Interest expense, net of capitalized interest	(88,450)	(85,044)	(366,789)	(338,911)
Maintenance capital	(46,039)	(30,534)	(112,364)	(115,631)
Equity in net earnings from investments	(39,249)	(32,095)	(139,690)	(125,300)
Distributions received from unconsolidated affiliates	47,318	38,765	196,717	155,918
Other	(4,592)	(1,535)	(5,236)	(4,845)
Distributable cash flow	$339,507	$339,805	$1,412,906	$1,136,736
Distributions to general partner	(107,198)	(107,198)	(428,792)	(408,115)
Distributable cash flow to limited partners	$232,309	$232,607	$984,114	$728,621
Distributions declared per limited partner unit	$0.79	$0.79	$3.16	$3.16
Coverage ratio	1.03	1.03	1.09	0.86
Number of units used in computation (thousands)	285,826	285,826	285,826	267,281

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